Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Michael L. Scudder (630) 875-7283 James M. Roolf (630) 875-7463
TRADED:	Nasdaq
SYMBOL:	FMBI
FIRST MIDWEST TO PARTICIPATE IN SANDLER O'NEILL 2002 FINANCIAL SERVICES CONFERENCE

ITASCA, IL., NOVEMBER 6, 2002 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that John M. O'Meara, President and Chief Operating Officer, will participate in the Sandler O'Neill 2002 Financial Services Conference to be held in Palm Beach Gardens, Florida on November 13, 2002. First Midwest will participate in a panel discussion of the Chicago Banking Market commencing at 10:20 AM (EST) and will present a brief overview of its operations preceding the discussion.

Interested individuals may view a live webcast by accessing http://www.sandler.smc.net/event_registration. Alternately, an audio conference is available at (800) 239-8730 by referencing the "Sandler O'Neill Conference, Session 1". For those unable to attend the live broadcast, a replay will be available at http://www.sandleroneill.com for approximately 7 days following the conference. A copy of First Midwest's presentation materials will also be available on November 13, 2002 by accessing the Investor Relations section of the Company's website, www.firstmidwest.com.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through some 70 offices located in more than 40 communities primarily in northern Illinois.

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